Exhibit 99.1

Cascade Microtech Reports

Fourth Quarter 2011 Results

Record Quarterly Revenue of $27.3 Million

Quarterly EPS $0.10

Record Annual Revenue of $104.6 Million for 2011

Establishes an Additional Stock Repurchase Program

BEAVERTON, Ore.—(MARKETWIRE)—February 8, 2012—Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the fourth quarter ended December 31, 2011.

Financial summary from the fourth quarter:

Operating results for the quarter ended December 31, 2011 were as follows:

•	Record quarterly revenue of $27.3 million, an increase of 15% over Q3 2011.

•	Systems revenue grew 20% over Q3 2011.

•	Gross margin of 43%, up from 37% in Q3 2011.

•	Operating expenses of $10.6 million.

•	Research and development expenses decreased $0.3 million from Q3 2011 due primarily to the timing of R&D projects and the receipt of government grants.

•	Selling, general and administrative expenses decreased $1.9 million from Q3 2011 due primarily to a $2.1 million reduction in restructuring costs.

•	Income from operations of $1.1 million, an increase of $5.1 million over Q3 2011.

•	Depreciation, amortization and stock-based compensation expenses totaled $1.5 million.

•	Net income of $1.4 million or $0.10 per share for Q4 2011.

•	Book-to-bill ratio of approximately 1.1.

“Record quarterly revenues achieved the midpoint of guidance, while our earnings per share reached the upper end of guidance,” said Michael Burger, President and CEO of Cascade Microtech. “These favorable earnings results were based upon strong operational execution supported by favorable foreign currency rates. We are pleased with Cascade Microtech’s progress in 2011. We set out to grow the company while reducing costs and overhead in order to improve our financial results. Our strong market position and product portfolio supported full year revenue growth of 13% in 2011. Further, we completed the bulk of our restructuring activities in Q3 which provided for a much cleaner P&L in Q4. Looking forward, we will continue to support our customers’ product roadmaps with focused product development in order to maintain our market position. Our team is looking forward to continued success in 2012 and beyond.”

Additionally, the board of directors has authorized the repurchase of up to an additional $1 million of the Company’s common stock. The Company anticipates that it will effect the repurchase pursuant to a 10b5-1 plan, which will be administered through an independent broker.

“We believe our stock is currently undervalued,” said Michael Burger, President and CEO. “As a result, we see this repurchase program as a prudent use of capital that underscores our commitment to building long-term value for our shareholders.”

Financial outlook

For the first quarter of 2012, revenue is expected to be in the range of $26.0 million to $29.0 million. GAAP earnings per share are expected to be in the range of $0.01 to $0.05 on a fully-diluted basis, assuming no significant one-time charges or changes in foreign exchange rates.

The company will host a conference call beginning at 2:00 p.m. PST (5:00 p.m. EST) on Wednesday, February 8, 2012, to discuss its results for the fourth quarter ended December 31, 2011.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com. A replay will be available after 8 p.m. EST at this same internet address. (For a telephone replay available after 8:00 p.m. EST dial: 888-286-8010, international: 617-801-6888, passcode: 96130132).

Forward-Looking Statements

The statements in this release regarding the Company’s financial outlook as to anticipated revenue and earnings per share for the first quarter of 2012 and the comments by Mr. Burger about the Company’s market position and completion of the bulk of restructuring activities are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; difficulties or unexpected costs or delays in the integration of the operations, employees, products, sales channels, strategies, and technologies of acquired businesses; potential failure of the expected market opportunities to materialize; changes in foreign exchange rates; the need for additional restructuring measures; the potential inability to realize expected benefits and synergies of acquisitions and the potential diversion of management’s attention from our existing business as well as that of acquired businesses; potential adverse effects of acquisitions on relationships with our existing suppliers, customers or partners; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K. In addition such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in the precise contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe-cards and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	Year to Date Ended December 31,
				2011	2010
Revenue	$27,298	$23,750	$26,041	$104,610	$92,597
Cost of sales	15,595	14,942	14,739	63,194	57,151

Gross profit	11,703	8,808	11,302	41,416	35,446

Operating expenses:
Research and development	2,870	3,175	2,929	11,807	11,815
Selling, general and administrative	7,718	9,648	7,715	33,799	31,739

	10,588	12,823	10,644	45,606	43,554

Income (loss) from operations	1,115	(4,015)	658	(4,190)	(8,108)
Other income (expense):
Interest income, net	41	20	16	92	70
Other, net	229	435	(72)	480	(60)

	270	455	(56)	572	10

Income (loss) from continuing operations before income taxes	1,385	(3,560)	602	(3,618)	(8,098)
Income tax expense (benefit)	(59)	(9)	339	180	36

Net income (loss) from continuing operations	1,444	(3,551)	263	(3,798)	(8,134)
Net income (loss) from discontinued operations	—	(1,777)	4	(2,004)	(2,205)

Net income (loss)	$1,444	$(5,328)	$267	$(5,802)	$(10,339)

Basic net income (loss) per share:
Continuing operations	0.10	(0.24)	0.02	(0.26)	(0.57)
Discontinued operations	—	(0.12)	0.00	(0.14)	(0.15)

	$0.10	$(0.36)	$0.02	$(0.40)	$(0.72)

Diluted net income (loss) per share:
Continuing operations	0.10	(0.24)	0.02	(0.26)	(0.57)
Discontinued operations	—	(0.12)	0.00	(0.14)	(0.15)

	$0.10	$(0.36)	$0.02	$(0.40)	$(0.72)

Shares used in computing net income (loss) per share:
Basic	14,478	14,713	14,446	14,583	14,286
Diluted	14,550	14,713	14,583	14,583	14,286

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$10,656	$21,871
Marketable securities	2,656	870
Restricted cash	1,470	1,704
Accounts receivable, net	23,882	19,718
Inventories	23,607	20,764
Prepaid expenses and other	4,086	2,032

Total current assets	66,357	66,959
Long-term investments	1,834	—
Fixed assets, net	9,003	9,973
Purchased intangible assets, net	2,329	3,142
Goodwill	971	985
Other assets	2,570	3,486

	$83,064	$84,545

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	6,033	6,384
Deferred revenue	5,516	3,338
Accrued liabilities	7,745	6,293

Total current liabilities	19,294	16,015
Deferred revenue	225	109
Other long-term liabilities	4,248	2,815

Total liabilities	23,767	18,939
Stockholders’ equity:
Common stock	90,853	91,112
Accumulated other comprehensive loss	(1,052)	(804)
Accumulated deficit	(30,504)	(24,702)

Total stockholders’ equity	59,297	65,606

	$83,064	$84,545

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